Exhibit 3.139

CERTIFICATE OF LIMITED PARTNERSHIP
CONCORD PROCESSING, L.P.

1.                                            Name of Limited Partnership. The name of the Limited Partnership is:

CONCORD PROCESSING, L.P

2.                                            Principal Office. The address of the principal office in the United States where records of the partnership are to be kept or made available is set forth below:

1800 South Washington Street

Amarillo, Texas 79102

County of Potter

3.                                            Registered Agent and Registered Office. The initial registered agent is a corporation by the name set forth below:

CT Corporation System

The business address of the registered agent and the registered office address is:

350 N. St. Paul St.

Dallas, Texas 75201

4.                                            General Partner. The name, mailing address, and the street address of the business or residence of each general partner is as follows:

The General Partner is a legal entity named Concord One, LLC, a Delaware limited liability company.

The mailing address of Concord One, LLC is:

1100 Carr Road

Wilmington, Delaware 19809

The street address of Concord One, LLC is:

1800 Washington Street

Amarillo, Texas 79102

5.                                            Effective Date of Filing. This document will become effective as of 5:02 p.m. CST (6:02 p.m EST) on December 31, 2002.

The undersigned executes this document subject to the penalties imposed by law for the submission of a false or fraudulent document.

GENERAL PARTNER:

CONCORD ONE, LLC

By:	/s/ Gary Crampton
Gary Crampton
Chief Manage

Form 424	This space reserved for office use.
/Revised 01/06)
Return in duplicate to:	Certificate of Amendment
Secretary of State
P.O. Box 13697 Austin,
TX 78711-3697 512
463-5555
FAX; 512/463-5709
Filing Fee: See instructions

Entity Information

The name of the filing entity is:

Concord Processing, L.P.

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation
☐ Nonprofit Corporation	D Professional Limited Liability Company
• Cooperative Association	☐ Professional Association
☐ Limited Liability Company	Limited Partnership

The file number issued to the filing entity by the secretary of state is:  800155154

The date of formation of the entity is:  December 19, 2002

Amendments

1. Amended Name

(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

First Data Retail ATM Services L.P.

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

Form 424                                                                                   6

Registered Agent
(Complete either A or but not both. Also complete C.)

☐            A. The registered agent is an organization (cannot be entity named above) by the name of:

OR

☐            B. The registered agent is an individual resident of the state whose name is:

First Name                                                  M.I.                             Nartzc

C. The business address of the registered agent and the registered office address is:

TX
State Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below. If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Arca (The attached addendum, if any, is incorporated herein by reference.)

☐	Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☐	Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

☐	Delete each of the provisions identified below from the certificate of formation.

Form 424                                                                                   7

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing

A.    ☒ This document becomes effective when the document is filed by the secretary of state.

B.    ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is;

C.    ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is;                                                  The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	May 16, 2006	/s/ Joseph C. Mullin

Joseph C. Mullin, Assistant Secretary of the LP’s General Partner, Concord One, LLC
Signature and title of authorized person(s) (see instructions)